Calculation of Filing Fee Tables
S-1
Glucotrack, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	43,447,017	$ 2.32	$ 100,797,079.44	0.0001381	$ 13,920.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,797,079.44		$ 13,920.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,920.08
Offering Note
[1]	Consists of up to 43,447,017 shares of common stock, par value $0.001 per share (the "Common Stock"), of Glucotrack, Inc. (the "Company"), consisting of: (i) up to 223,312 shares of Common Stock issuable upon the conversion of certain senior secured convertible promissory notes, dated July 14, 2026 (including the follow-on bridge notes issued on August 4, 2026), issued in connection with the securities purchase agreement, dated July 14, 2026, as supplemented by a joinder dated August 4, 2026 (the "Purchase Agreement"), with certain investors (the "Bridge Investors"); (ii) up to 1,191,191 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants (including the follow-on bridge warrants issued on August 4, 2026) issued to the Bridge Investors; (iii) an aggregate of 333,335 shares of Common Stock issuable to certain of the Bridge Investors in connection with the Purchase Agreement; (iv) up to 8,351,708 shares of Common Stock issuable pursuant to that certain common stock purchase agreement, dated July 14, 2026, as amended by Amendment No. 1, dated August 7, 2026, with White Lion Capital, LLC (the "ELOC Investor"), pursuant to which the Company has the right, but not the obligation, to require the ELOC Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Common Stock (the "Purchase Shares"), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement; (v) up to 1,670,342 shares of Common Stock issuable upon exercise of a Common Stock purchase warrant issued to the ELOC Investor in connection with the ELOC Purchase Agreement; (vi) up to 167,035 shares of Common Stock issuable in satisfaction of the $1,000,000 commitment fee owed to the ELOC Investor in connection with the ELOC Purchase Agreement; (vii) up to 177,778 shares of Common Stock issuable upon exercise of pre-funded warrants issued pursuant to a securities purchase agreement, dated August 4, 2026 (the "Interim PIPE SPA"); (viii) up to 177,778 shares of Common Stock issuable upon exercise of Common Stock purchase warrants issued pursuant to the Interim PIPE SPA; (ix) up to 18,703,508 shares of Common Stock issuable upon the conversion of certain senior secured convertible promissory notes, dated September 10, 2026, issued in connection with the securities purchase agreement, dated September 10, 2026 (such financing, the "September PIPE Financing"), with certain investors (the "September Investors"); (x) up to 12,079,360 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants issued to the September Investors; and (xi) up to 371,670 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants issued to certain individuals in connection with the September PIPE Financing. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on September 15, 2026 ($2.32 per share of Common Stock). This calculation is in accordance with Rule 457(c). Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on September 15, 2026 ($2.32 per share of Common Stock). This calculation is in accordance with Rule 457(c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date